SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Phillips Edison – ARC Shopping Center REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-1106076
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-164313

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value per share

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) registered hereby is incorporated herein by reference to “Investor Suitability Standards” and “Description of Shares” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 17, 2012 (File No. 333-164313) (the “Registration Statement”). The Company further incorporates by reference herein any changes to the description of its common stock filed in a supplement or amendment to the Registration Statement, as such Registration Statement may be amended or supplemented from time to time.

ITEM 2.	EXHIBITS

1.	Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed September 17, 2010).

2.	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010).

3.	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 1, 2010).

4.	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus that is part of Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 17, 2012).

5.	Dividend Reinvestment Plan (incorporated by reference to Appendix C to the prospectus that is part of Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 17, 2012).

6.	Amended Share Repurchase Program (incorporated by reference to Exhibit 9.1 to the Company’s Current Report on Form 8-K filed October 5, 2011).

7.	Amended and Restated 2010 Independent Director Stock Plan (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed August 11, 2010).

8.	2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed August 11, 2010).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Date: April 30, 2012	By:	/s/ R. Mark Addy
R. Mark Addy
Chief Operating Officer